Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.                      05-0346412    2,737,257,857
BANK OF AMERICA SECURITIES LLC              56-2058405    1,824,904,105
MORGAN STANLEY CO INCORPORATED              13-2665598    1,699,703,717
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485    1,675,235,698
JPMORGAN CHASE & CO.                        13-3224016    1,504,960,010
DEUTSCHE BANK SECURITIES, INC.              13-2730328    1,483,785,923
CITIGROUP INC.                              52-1568099      977,495,713
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      651,915,923
RBS SECURITIES, INC.			    13-3272275      570,542,854
GOLDMAN SACHS & CO.		            13-5108880      527,376,466




                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.                      05-0346412        2,138,384
BANK OF AMERICA SECURITIES LLC              56-2058405           86,458
MORGAN STANLEY CO INCORPORATED              13-2665598          456,920
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485           30,029
JPMORGAN CHASE & CO.                        13-3224016        3,623,752
DEUTSCHE BANK SECURITIES, INC.              13-2730828          114,507
CITIGROUP INC.                              52-1568099          301,250
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166          417,875
RBS SECURITIES, INC.			    13-3272275          993,889
GOLDMAN SACHS & CO.		            13-5108880          141,458



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    14,965,948,886 D. Total Sales: 390,260,425

                               SCREEN NUMBER : 12